IntelGenx Announces Strategic Partnership with atai Life Sciences and Proposed TSX Graduation

SAINT LAURENT, Quebec, and NEW YORK, New York, March 15, 2021 - IntelGenx Technologies Corp. (TSX-V:IGX) (OTCQB:IGXT) (the "Corporation") today announced that its wholly owned subsidiary, IntelGenx Corp. ("IntelGenx"), a leader in pharmaceutical films, has agreed to the terms of a strategic partnership with atai Life Sciences ("atai"), a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders, including an equity investment by atai, pursuant to which atai will initially acquire an approximate 25% interest in the Corporation. The Corporation also announced that atai has granted to IntelGenx a secured loan in the amount of US$2,000,000.

As part of the strategic partnership, IntelGenx will exclusively partner with atai to develop compounds for the prevention or treatment of mental health diseases or disorders, including compounds that have psychedelic, entactogenic and/or oneirophrenic properties.

"This transaction with atai is truly transformational for IntelGenx, catapulting us into a leadership position within the novel therapeutics field of psychedelics while, at the same time, providing the requisite financial resources to continue to advance our robust portfolio of other innovative pharmaceutical film product candidates towards commercialization," said Dr. Horst G. Zerbe, CEO of IntelGenx. "We look forward to building a strong partnership."

"We continue to believe that the combination of our development candidates with IntelGenx's film technology holds strong clinical promise in the treatment of mental health disorders. The film technology avoids first-pass metabolism and may allow for the delivery of compounds that are non-orally bioavailable. Further, eliminating first-pass metabolism may reduce the serum concentrations of metabolites, potentially improving safety and tolerability," said Florian Brand, CEO of atai. "We are delighted to progress from collaborators to partners, making IntelGenx's film technology an integral part of our platform."

The partnership and investment are subject to the approval of the TSX Venture Exchange (the "Exchange") and approval of the shareholders of the Corporation (the "Shareholders") and will be subject to certain customary closing conditions. Shareholders will be asked to consider and vote on the proposed transaction with atai at the Corporation's Annual Meeting of Shareholders (the "Meeting") on May 11, 2021.

Strategic Development Agreement

Under a strategic development agreement, atai and IntelGenx will cooperate to conduct research and development projects in areas relating to the parties' respective technologies. A portion of the funds (20%) that the Corporation receives through atai's equity investment under the securities purchase agreement described below will be available to be credited against the costs to IntelGenx of the research and development projects. So long as atai maintains certain levels of its initial equity ownership in the Corporation, IntelGenx will work exclusively with atai in the field of compounds for the prevention or treatment of mental health diseases or disorders or compounds that have psychedelic, entactogenic and/or oneirophrenic properties, but excluding certain specific compounds and veterinary applications.

The commercialization of any technologies that result from the research and development projects under the strategic development agreement will be subject to agreements to be negotiated, as well as to specified pricing and royalty terms for manufacturing conducted by IntelGenx or third parties.

Securities Purchase Agreement

Under a securities purchase agreement, atai has agreed to purchase 37,300,000 shares of common stock of the Corporation (the "Shares") and 22,380,000 warrants (the "Warrants") for aggregate gross proceeds of US$12,346,300 (the "Investment") following receipt of Shareholders' approval at the Meeting. Each Warrant will entitle atai to purchase one Share at a price of US$0.35 for a period of three years from closing of the initial investment.

The securities purchase agreement also provides atai with the right to subscribe (in cash, or in certain circumstances, atai equity) for up to 130,000,000 additional units ("Additional Units") for a period of three years from the closing of the initial investment. Each Additional Unit will be comprised of (i) one share of common stock (an "Additional Share") and (ii) one half of one warrant (each whole warrant, an "Additional Warrant"). The price for the Additional Units will be (i) until the date which is 12 months following the closing, US$0.331 (subject to certain exceptions), and (ii) following the date which is 12 months following the closing, the lower of (A) a 20% premium to the market price on the date of purchase, and (B) US$0.50 if purchased in the second year following closing and US$0.75 if purchased in third year following closing. Each Additional Warrant will entitle atai, for a period of three years from the date of issuance, to purchase one Share at the lesser of either (i) a 20% premium to the price of the corresponding Additional Share, or (ii) the price per share under which shares of the Corporation are issued under convertible instruments that were outstanding on February 16, 2021, the date on which the parties entered into a non-binding letter of intent to enter into a definitive securities purchase agreement ("Outstanding Convertibles"), provided that atai may not exercise Additional Warrants to purchase more than the lesser of (x) 44,000,000 common shares of the Corporation, and (y) the number of common shares issued by the Corporation under Outstanding Convertibles.

Under the securities purchase agreement, the Corporation also granted atai a pro-rata equity participation right for any issuances of new securities, subject to certain exceptions.

Following the initial closing, atai will hold approximately 25% (approximately 35% on a partially diluted basis) of the issued and outstanding Shares and therefore become a new "Control Person" of the Corporation as such term is defined under the policies of the Exchange. Based on the number of issued and outstanding Shares and outstanding convertible instruments on the date hereof, assuming the full exercise of its option to acquire the Additional Units and exercise of the Initial Warrants and Additional Warrants, atai would hold approximately 60% (approximately 60% on a partially diluted basis) of the issued and outstanding Shares.

Proposed Graduation to the Toronto Stock Exchange

Under the securities purchase agreement, the Corporation has agreed to use reasonable efforts to list its Shares on the Toronto Stock Exchange with a target to achieve such listing shortly after the initial closing contemplated by the securities purchase agreement and the Corporation intends to promptly submit a listing application to the Toronto Stock Exchange. Any listing of the Corporation's common shares on the Toronto Stock Exchange is subject to the Corporation meeting all of the listing requirements of and obtaining the approval of the Toronto Stock Exchange.

Purchaser Rights Agreement

Under the purchaser rights agreement, atai will have the right to appoint nominees in the same proportion to the number of Board members of the Corporation as the Shares then held by atai, registration rights, and financial and other information rights.

The Corporation will have the right to terminate the purchaser rights agreement if atai ceases to own a certain amount of the Corporation's equity.

Term Loan

atai has granted to IntelGenx a secured loan in the amount of US$2,000,000. The loan is repayable on the date that is 120 days following the date of the Meeting, but in any event not later than September 30, 2021. The securities purchase agreement provides that an amendment is to be entered into at the initial closing of the atai investment under which the maturity date will be following the first closing of a subscription for Additional Units if the proceeds from such subscription amount to at least $3,000,000. The loan provides for the possibility of an additional advance to IntelGenx of up to US$500,000, subject to certain conditions. The loan is guaranteed by the Corporation and secured by all of present and future fixed assets of IntelGenx, excluding any intellectual property or technology controlled or owned by IntelGenx.

IntelGenx has applied approximately US$800,000 from the loan to fully repay the outstanding amount on the Corporation's credit facilities with the Bank of Montreal. IntelGenx intends to use the balance of the loan for general working capital purposes.

About IntelGenx

IntelGenx is a leading drug delivery company focused on the development and manufacturing of pharmaceutical films.

IntelGenx's superior film technologies, including VersaFilm®, DisinteQ™, VetaFilm™ and transdermal VevaDerm™, allow for next generation pharmaceutical products that address unmet medical needs. IntelGenx's innovative product pipeline offers significant benefits to patients and physicians for many therapeutic conditions.

IntelGenx's highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, analytical method development, clinical monitoring, IP and regulatory services. IntelGenx's state-of-the-art manufacturing facility offers full service by providing lab-scale to pilot- and commercial-scale production. For more information, visit www.intelgenx.com.

About atai

atai is a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders. atai was founded in 2018 as a response to the significant unmet need and lack of innovation in the mental health treatment landscape. atai is dedicated to acquiring, incubating and efficiently developing innovative therapeutics to treat depression, anxiety, addiction, and other mental health disorders. atai's business model combines funding, technology, scientific and regulatory expertise with a focus on psychedelic therapy and other drugs with differentiated safety profiles and therapeutic potential. By pooling resources and best practices, atai aims to responsibly accelerate the development of new medicines across its companies, seeking to effectively treat and ultimately heal mental health disorders. atai's mission is to bridge the gap between what the mental healthcare system currently provides and what patients need. atai is headquartered in Berlin, with offices in New York, San Diego and London. For more information, please visit www.atai.life.

Disclaimer

The Shares, Warrants, Additional Units, Additional Warrants, Additional Shares and shares of common stock of the Corporation issuable on exercise of the Warrants and the Additional Warrants have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws, and may not be offered or sold in the United States, or to or for the account or benefit of, persons in the United States or U.S. Persons (as defined in Regulation S under the U.S. Securities Act) absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities of the Corporation in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Information

This document may contain forward-looking information which involves substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act. Forward-looking information or forward-looking statements by their nature are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Corporation at the time of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Words such as "expects", "continue", "will", "anticipates" and "intends" or similar expressions are intended to identify forward-looking statements. More particularly and without limitation, this document contains forward-looking statements and information regarding a planned strategic cooperation with and an investment by atai and an intended graduation to the TSX. Because these forward-looking statements are subject to a number of risks and uncertainties, the Corporation's actual results, objectives and plans could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include failure to obtain Shareholder approval; failure to obtain required approvals from regulators or security exchanges; failure to satisfy other conditions to closing under the Securities Purchase Agreement; the cooperation with atai under the strategic development agreement may not result in projects that are successful or that can be monetized by the Corporation; and the cooperation with atai may prevent the Corporation from pursuing cooperation with other partners or other opportunities. The foregoing list is not exhaustive of the factors that may affect the forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are discussed under the heading "Risk Factors" in the Corporation's annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities at www.sedar.com. Forward-looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made, and the Corporation assumes no obligation to update any such forward-looking statements except as required by law. Moreover, all forward-looking information contained herein is subject to certain assumptions. Investors are cautioned against attributing undue certainty to forward-looking statements.

All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Each of the TSX Venture Exchange and OTCQB has neither approved nor disapproved the contents of this press release. Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

Contact Information

For IntelGenx:

Stephen Kilmer

Investor Relations

(514) 331-7440 ext 232

stephen@intelgenx.com

Or

Andre Godin, CPA, CA

President and CFO

IntelGenx Technologies Corp.

(514) 331-7440 ext 203

andre@intelgenx.com

For atai Life Sciences:

Investor Contact:
Greg Weaver
ATAI - Chief Financial Officer
Email: greg.weaver@atai.life

Media Contact:
Anne Donohoe
KCSA Strategic Communications
Phone: +1 (212) 896-1265
Email: atai@KCSA.com